EXHIBIT 23

Independent Auditors' Consent

We consent to the incorporation by reference in Post-Effective Amendment Number 6 to Registration Statement No. 2-54429 on Form S-8, Post-Effective Amendment Number 9 to Registration Statement No. 2-42388 on Form S-8, and Registration Statement Nos. 33-23709, 33-23710, 33-54176, 33-64729, 33-64731, 333-42915, 333-66031, and 333-42730 on Forms S-8 of A.T. Cross Company of our reports, dated February 14, 2002, appearing in and incorporated by reference in this Annual Report on Form 10-K of A.T. Cross Company for the fiscal year ended December 29, 2001.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 26, 2002